EXHIBIT 23.1

[LETTERHEAD OF DANNIBLE & MCKEE, LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 23, 2010

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-162205) of Beacon Federal Bancorp, Inc. of our report dated June 23, 2010, appearing in the Annual Report on Form 11-K of Beacon Federal Retirement Savings Plan for the year ended December 31, 2009.

                               /s/ Dannible & McKee, LLP

                               Dannible & McKee, LLP
                               Syracuse, New York